Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220346 on Form F-3 of our reports dated March 9, 2018, relating to the consolidated financial statements of Brookfield Business Partners L.P. and subsidiaries (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Partnership for the year ended December 31, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

March 9, 2018